UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2016

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of Crimson Wine Group, Ltd. (the “Company”) at the Annual Meeting of Stockholders of the Company held on July 22, 2016 (the “Annual Meeting”).

1.Election of Directors

Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	13,191,278	2,085,104	4,655,261
Ian M. Cumming	12,802,710	2,473,672	4,655,261
Joseph S. Steinberg	12,810,140	2,466,242	4,655,261
Avraham M. Neikrug	15,246,839	29,543	4,655,261
Douglas M. Carlson	14,854,815	412,567	4,655,261
Craig D. Williams	13,182,078	2,094,304	4,655,261
Francesca H. Schuler	15,250,539	25,843	4,655,261

2.Ratification of Moss Adams LLP as independent auditors for the year ended
December 31, 2016.

The ratification of Moss Adams LLP was approved, and the voting results are set forth below:

For:	19,874,859
Against:	30,343
Abstentions:	26,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2016

CRIMSON WINE GROUP, LTD.

By:  /s/ Shannon B. McLaren

Name:  Shannon B. McLaren

Title:  Chief Financial Officer